UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 14, 2025

SHARPS TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41355	82-3751728
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

105 Maxess Road, Suite 124,

Melville, NY 11747

(Address of principal executive office) (Zip Code)

(631) 574-4436

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	STSS	Nasdaq Capital Market
Common Stock Purchase Warrants	STSSW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On October 14, 2025, Sharps Technology, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”) of the Company’s 26,600,848 shares of common stock issued and outstanding and eligible to vote as of the record date of September 16, 2025, of which 17,779,090 shares, representing approximately 66.9% of the eligible shares and constituting a quorum, were present in person or represented by proxy. Each of the matters set forth below is described in detail in the proxy statement filed with the Securities and Exchange Commission on September 23, 2025. The following actions were taken at the Special Meeting:

1.	The Company’s stockholders elected Annemarie Tierney, to serve as a director of the Company until her successor is duly elected and qualified at the 2026 annual meeting of stockholders or until her earlier resignation or removal. The number of shares that were voted for the election of the director, that were withheld for the election of the director, and the number of broker non-votes for the director is summarized in the table below:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Annemarie Tierney	17,770,289	8,801	0

2.	Proxies were solicited on behalf of the Board and a vote by ballot was taken for and against the approval, in accordance with Nasdaq Listing Rule 5635(a), of the issuance of 49,673,120 shares of the Company’s common stock upon the exercise of: (i) Cryptocurrency Pre-Funded Warrants to purchase 24,836,560 shares of common stock, and (ii) Cryptocurrency Stapled Warrants to purchase 24,836,560 shares of common stock. The number of shares that voted for, against, and abstained from voting for this proposal, and the number of broker non-votes, is summarized in the table below:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
17,750,927	27,713	450	0

Proposal No. 2 was approved with the votes casted in favor of the action exceeding the votes casted against the action.

3.	Proxies were solicited on behalf of the Board and a vote by ballot was taken for and against the approval, in accordance with Nasdaq Listing Rule 5635(a), of the issuance of 6,321,367 shares of the Company’s common stock upon the exercise of the warrants issued to Sol Markets to purchase shares of Company’s common stock. The number of shares that voted for, against, and abstained from voting for this proposal is summarized in the table below:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
17,743,259	35,546	285	0

Proposal No. 3 was approved with the votes casted in favor of the action exceeding the votes casted against the action.

4.	Proxies were solicited on behalf of the Board and a vote by ballot was taken for such other business that is properly presented at the Special Meeting and the adjournment of the Special Meeting to the extent there were insufficient proxies at the Special Meeting to approve any one or more of the foregoing proposals. The number of shares that voted for, against, and abstained from voting for this proposal is summarized in the table below:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
16,802,916	51,835	924,339	0

Proposal No. 4 was approved with the votes casted in favor of the action exceeding the votes casted against the action.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this report:

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sharps Technology, Inc.

Dated: October 15, 2025	By:	/s/ Paul K. Danner
	Name:	Paul K. Danner
	Title:	Principal Executive Officer